EXHIBIT 23.1

                                F.E. HANSON, LTD.
                           3601 N. FAIRFAX DR. # 101
                              ARLINGTON, VA. 22201
                             TELEPHONE 703-312-8648


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

I consent to the use of my report, dated September 16, 2004, on the February 28, 2003, audited financial statements and my report, dated June 3, 2004, on the February 29, 2004, audited financial statements of Auto Data Network, Inc. in the Second Amendment to Auto Data Network, Inc.'s Registration Statement on Form SB-2.

/s/ F. E. Hanson
---------------------------
F. E. HANSON, C.P.A.
Arlington, VA
August 30, 2004